LEASE AGREEMENT

This Lease Agreement made and entered into this _____ day of ________, 1999, by and between C. Ronald Dufina and Mary McCourt-Dufina, of PO Box 495, Mackinac
Island, Michigan, herein referred to as "Lessor", and North Country Bank & Trust, a Michigan Banking
Corporation, of 130 South Cedar, Manistique, Michigan, herein referred to as "Lessee".

                      Witnesseth:

Whereas, Lessor is the owner of certain premises located in the City of Mackinac Island, Mackinac
County, Michigan, and wishes to let the same; and

Whereas, Lessee desires to lease said premises from Lessor; and

Whereas, the parties hereto desire to enter into a lease agreement defining their respective rights, obligations and liabilities relating to the premises, and to one another;

Now, therefore, in consideration of the mutual covenants and promises contained herein, it is agreed:

Section I: Description and Use of Premises

Lessor does hereby let to Lessee the following generally described premises:

Certain premises located on the ground floor of that building known as "The Balsam Shop" a/k/a "The Old
Village Inn", located on Parcel 2, Lot 105, Assessor's
Plat No.3, City of Mackinac Island, Michigan, consisting of approximately 400 square feet and referred to as "Balsam Unit No.3".

The demised premises are located on commercial property presently zoned "C" Commercial, by virtue of Ordinance
No.278 of the Ordinances of the City of Mackinac
Island, and Lessee agrees to conduct its operations in conformity therewith.

Section II: Term

The term of this lease shall be for a period of three
(3) years, commencing on March 1, 2000, and terminating on February 28, 2003, unless sooner terminated by the implementation of further provisions of this Agreement.

Lessee may renew this lease for two additional three-year terms at an annual rent calculated according to
Section III of this lease. Lessee shall inform Lessor in writing at least sixty (60) days prior to the expiration of the term of this lease of Lessee's intent to exercise this option.

Section III: Rent

The rent for the first year of the term of this Lease shall be the sum of Eighteen Thousand, Seven Hundred
Fifty-Two and 40/100 Dollars ($18,752.40), payable as follows:

     $3,125.40 on or before March 1, 2000;
     $3,125.40 on or before Aprill, 2000;
     $3,125.40 on or before May 1, 2000;
     $3,125.40 on or before June 1, 2000;
     $3,125.40 on or before July 1, 2000; and $3,125.40 on or before August 1, 2000.

The annual rent for the remaining two years of the term of this Lease shall be adjusted on March lst annually in accordance with any change in the Consumer Price
Index, Midwest Urban Consumers (a/k/a North Central
Region) as of the preceding December 31, using December
31, 1999 as base 100.

Section IV: Repairs, Improvements and Maintenance

Lessor shall maintain and keep all exterior walls, roofs, plumbing, and electrical in good repair.

Lessor shall provide snow removal service for the demised premises, as well as the demised building's roof(s), and sidewalks, as necessary.

Lessee shall provide for its own trash removal on a regular basis, and shall maintain the demised premises in a clean and presentable condition.

Section V: Taxes and Utilities

Lessor shall pay all real estate taxes and special assessments on the demised premises; and

Lessee shall pay all personal property, business and all other taxes assessed incident to the operation of its business at the demised premises.

Lessor shall pay for water and sewer, and Lessee shall pay for all other utilities supplied to the premises utilized by Lessee.

Section VI: Insurance

Lessor shall keep the demised premises insured against loss or damage by fire, to the extent of the full insurable value thereof.

Lessee may obtain and maintain, at its own expense, any insurance which it desires covering its personal property and contents situate on the demised premises.

Lessee shall maintain sufficient insurance to protect both Lessor and Lessee from all claims of personal injury, including death, whether such claims are made under a Workers Compensation Act, or otherwise, which may arise from its operations under this Lease, and carry Lessor as an additional insured thereunder.

Section VII: Indemnification

Lessee hereby indemnifies and saves Lessor harmless from and against loss, damage and liability, occasioned by or growing out of Lessee's use and occupancy of the demised premises.

Section VIII: Contingency

Lessee and Lessor mutually acknowledge that this Lease
Agreement is contingent upon the approval by the Financial Institution Bureau and the Federal Deposit
Insurance Corporation of Lessee operating a branch bank at the location of the demised premises. In the event such approval cannot be reasonably obtained, then in such event, this Lease Agreement shall be of no force and effect.

Section IX: Lessor's Remedies

In the event Lessee shall breach any of the covenants contained herein, Lessor may, at its option, direct a written notice of default to Lessee at Lessee's
Manistique office, directing that said default be cured within ten (10) days of the date of said notice.

Failure of Lessee to cure any such breach or default may, at Lessor's election, terminate this Lease.

Termination pursuant to this provision shall cause
Lessee to immediately surrender and vacate the demised premises to Lessor, and upon Lessee's failure to so surrender and vacate, Lessor may initiate summary proceedings in Michigan's 92nd District Court pursuant to Chapter 57 of Michigan's Revised Judicature Act. In addition to the foregoing, Lessor shall have an entitlement to recover all costs, including actual attorney fees expended in enforcing this provision.

Section X: Assignment and sub-let

Lessee shall not assign its interest under this Lease, nor underlet the premises, or any portion thereof, without the prior written approval of Lessor.

Section XI: Governing Law

The provisions of this agreement, as well as the association of the parties hereto, shall be governed by the laws of the State of Michigan.

Section XII: Counterparts

This Lease may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall comprise but a single document.

Section XIII: Corporate Approval

Lessee represents that it has approved the terms and provisions of this Lease, and has authorized the undersigned individual to execute this Lease for and on behalf of said Corporation.

Section XIV: Binding Effect

This Lease, and all of the covenants, conditions and provisions contained herein shall inure to the benefit of and be binding upon the heirs, executors, successors and assigns of the parties hereto.

In witness whereof, the parties hereto have executed this Lease Agreement the day and year first written.

In the presence of:                "Lessor":

/s/ Steven A. Cotton               /s/ C. Ronald Dufina
------------------------           -------------------------
                                    C. Ronald Dufina

/s/ Anne M. Myers                  /s/ Mary McCourt-Dufina
-----------------------            -------------------------
                                   Mary McCourt-Dufina


In the presence of:                "Lessee":

                                   North Country Bank & Trust, A Michigan
                                   Banking Corporation

/s/ Kristine E. Hoefler            /s/ Ronald G. Ford
-----------------------            --------------------------
                                   By: (print)  Ronald G. Ford
                                   Its:  Chairman


                                   By: (print)
                                   Its:

2/16/00


RE: Lease Agreement for ATM Machine Space


     In addition to the lease agreement signed for the period of March 1,2000 -February 28, 2003, for the amount of $18,752.40. North Country Bank & Trust agrees to pay to C. Ronald Dufina and Mary McCourt-Dufina,
$100.00 per month for a total of $1200.00 per year for 3 years, for the use of the ATM space in the Balsam
Shop, Mackinac Island, MI.


"Lessee"

North Country Bank and Trust,
A Michigan Banking Corporation


/s/ Ronald G. Ford
---------------------------

BY: (print)  Ronald G. Ford

ITS:  Chairman